UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 14, 2018

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33494	20-2699372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062

(Address of principal executive offices)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The following proposals were voted upon and approved at the annual meeting of stockholders of KapStone Paper and Packaging Corporation (the “Company”) held on June 14, 2018.

1.             Election as directors of the nominees listed below.

The holders of the common stock of the Company elected each of the following directors to serve a term of three years, ending the earlier of (a) the Company’s 2021 annual meeting of stockholders and the date a qualified successor has been elected, or (b) death, resignation or retirement. The directors were elected by the following count:

Directors	For	Against	Abstain	Broker Non-Votes
Jonathan R. Furer	72,623,380	3,016,028	113,297	7,300,943
Matthew H. Paull	74,343,930	1,295,478	113,297	7,300,943
Maurice S. Reznik	74,428,420	1,210,977	113,308	7,300,943
Roger W. Stone	72,387,111	3,252,099	113,495	7,300,943

2.             Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018.

The holders of the common stock of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018 by the following count:

For	Against	Abstain	Broker Non-Votes
82,247,419	674,863	131,366	0

3.             Advisory approval of the Company’s named executive officer compensation.

The holders of the common stock of the Company supported the non-binding resolution to approve the compensation of the Company’s named executive officers by the following count:

For	Against	Abstain	Broker Non-Votes
72,800,574	2,831,028	121,103	7,300,943

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2018

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Kathryn D. Ingraham
Name:	Kathryn D. Ingraham
Title:	Vice President, Secretary and General Counsel